UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 25, 2008 (June 19, 2008)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

Item 2.03.              Creation of a Direct Financial Obligation.

On June 19, 2008, Seneca Gaming Corporation (“SGC”) entered into a one year Loan Agreement with KeyBank National Association that established a $50 million senior secured revolving credit facility.  SGC established the credit facility for working capital purposes, and to obtain the release of approximately $16.8 million of cash which had previously been held by KeyBank as collateral for outstanding letters of credit.  SGC’s obligations under the credit facility are secured by substantially all gaming and related assets (including gaming revenues) not constituting real property or improvements.  SGC’s obligations are guaranteed by each of the following wholly-owned subsidiaries of SGC:  Seneca Niagara Falls Gaming Corporation, Seneca Territory Gaming Corporation, Seneca Erie Gaming Corporation and Lewiston Golf Course Corporation (collectively, the “Guarantors”).  The Guarantors’ obligations are secured by substantially all of each Guarantor’s gaming and related assets (including gaming revenues) not constituting real property or improvements.

The June 19, 2009 maturity date may be extended by SGC at its election (at any time after the six months anniversary of the closing date and prior to June 19, 2009) for an additional period of six months provided that no default or event of default exists at the time of election.  Amounts borrowed under the credit facility will bear interest at either one, three or six-month LIBOR plus one and one quarter percent (1.25%), or the prime rate (as reported in the The Wall Street Journal) plus one quarter percent (.25%).

The Loan Agreement contains certain financial covenants that require SGC to maintain minimum consolidated EBITDA of $160 million (on a rolling 12 month basis), certain leverage ratios, and a fixed charge coverage ratio. The Loan Agreement further contains certain other customary covenants and related terms and conditions, including covenants relating to permitted indebtedness and liens.

The forgoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement attached as Exhibit 10.1 to this Current Report.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Loan Agreement by and among SGC and KeyBank National Association dated as of June 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: June 25, 2008		/s/ Rajat Shah
	Name:	Rajat Shah
	Title:	Senior Vice President of Corporate Development

EXHIBIT INDEX

Exhibit No.

10.1*	Loan Agreement by and among SGC and KeyBank National Association dated as of June 19, 2008.

*  Filed herewith